                                                                   EXHIBIT 10.11


                          CORN PRODUCTS INTERNATIONAL
                         EXECUTIVE SEVERANCE AGREEMENT


                 Agreement, made this ___ day of ____________, 19__, by and between CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ______________________ (the "Executive").

                 WHEREAS, the Executive is a key employee of the Company or a subsidiary of the Company as defined in Section 1(ii) hereof ("Subsidiary"), and

                 WHEREAS, the Board of Directors of the Company (the "Board") considers the maintenance of a sound management to be essential to protecting and enhancing the best interests of the Company and its stockholders and recognizes that the possibility of a change in control raises uncertainty and questions among key employees and may result in the departure or distraction of such key employees to the detriment of the Company and its stockholders; and

                 WHEREAS, the Board wishes to assure that it will have the continued dedication of the Executive and the availability of the Executive's advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company or a Subsidiary; and

                 WHEREAS, the Executive is willing to continue to serve the Company and its Subsidiaries taking into account the provisions of this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreements of the parties herein contained, the parties agree as follows:

                 1.       Change in Control.  Benefits shall be provided under
Section 3 hereof only in the event there shall have occurred a "Change in Control", as such term is defined below, and the Executive's employment by the Company and its Subsidiaries shall thereafter have terminated in accordance with Section 2 below within the period beginning on the date of the "Change in Control" and ending on the second anniversary of the date of the "Change in Control" (the "Protection Period"). If any Protection Period terminates without the Executive's employment having terminated, any subsequent "Change in Control" shall give rise to a new Protection Period. No benefits shall be paid under Section 3 of this Agreement if the Executive's employment terminates outside of a Protection Period.

                 (i) For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                          (A) any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) ("Person") (but excluding the Company, a Subsidiary, or a trustee or other fiduciary holding securities under any





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                 employee benefit plan or employee stock plan of the Company or a Subsidiary) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 15% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of the Company, provided, however, that there shall be excluded, for this purpose, any acquisition of Voting Securities either from the Company or pursuant to a Stock Combination (as defined hereinafter); or

                          (B) any Person commences a tender offer or exchange offer which, if successful, would result in such Person becoming the "beneficial owner" of at least 15% of the outstanding Voting Securities of the Company; provided, however, that the Board shall have the right to delay the date on which a Change in Control shall be deemed to occur pursuant to this clause (B), but in no event beyond the earlier of (a) the date of the public announcement that the Board has determined to recommend, or remain neutral toward, such offer, or (b) the earliest date on which there is a purchase of any Voting Securities of the Company pursuant to such offer; or

                          (C) during any period of two consecutive years individuals who at the beginning of such period constitute the Board (including for this purpose any new director whose election by the Board or nomination for election by the Company's





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

                 stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and such new directors being "Continuing Directors")) cease for any reason to constitute a majority of the Board; or

                          (D) the stockholders of the Company approve a merger, consolidation, reorganization or sale of substantially all of the assets of the Company ("Combination") with any other corporation or legal person, other than a Combination which (a) is approved by a majority of the directors of the Company who are Continuing Directors at the time of such approval, and (b) would result in the Common Stock of the Company outstanding immediately prior thereto remaining outstanding or being converted into voting common stock, or its equivalent, of either the surviving entity or the Person owning directly or indirectly all the common stock, or its equivalent, of the surviving entity which voting common stock, or its equivalent, is listed on a registered United States national securities exchange or is approved for quotation and trading on the National Association of Securities Dealers Automated Quotation National Market System ("Stock Combination"); or

                          (E) the stockholders of the Company approve a plan of complete liquidation of the Company, but only if a substantial portion of the assets of the





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                 Company continue to be used in a business after such
                 liquidation, or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                 (ii) For purposes of this Agreement, the term "Subsidiary" shall mean any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock.

                 2. Termination Following Change in Control. The Executive shall be entitled to the benefits provided in Section 3 hereof upon any termination of his or her employment with the Company and its Subsidiaries within a Protection Period, except a termination of employment (a) because of his or her death, (b) because of a "Disability", (c) by the Company for "Cause", or (d) by the Executive other than for "Good Reason".

                 (i) Disability. The Executive's employment shall be deemed to have terminated because of a "Disability" on the date on which the Executive becomes eligible to receive long-term disability benefits under the Company's Master Welfare and Cafeteria Plan (the "Cafeteria Plan") (or any other plan), or a similar long-term disability plan of a Subsidiary, or a successor to the Cafeteria Plan or to any such similar plan which is applicable to the Executive. If the Executive is not covered for long-term disability benefits by the Cafeteria Plan or a similar or successor long-term disability plan, the Executive shall be deemed to have terminated because of a "Disability" on the





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         date on which he or she would have become eligible to receive long-term disability benefits if he or she were covered for long-term disability benefits by the Company's Cafeteria Plan.

                 (ii) Cause. Termination of the Executive's employment by the Company or a Subsidiary for "Cause" shall mean termination by reason of (A) the Executive's willful engagement in conduct which involves dishonesty or moral turpitude which either (1) results in substantial personal enrichment of the Executive at the expense of the Company or any of its Subsidiaries, or (2) is demonstrably and materially injurious to the financial condition or reputation of the Company or any of its Subsidiaries, (B) the Executive's willful violation of the provisions of the confidentiality or non-competition agreement entered into between the Company or any of its Subsidiaries and the Executive or (C) the commission by the Executive of a felony. An act or omission shall be deemed "willful" only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company and its Subsidiaries.
         Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a written notice of termination from the Compensation and Nominating Committee of the Board or any successor thereto (the "Committee") after reasonable notice to the Executive and an opportunity for the Executive, together with his or her counsel, to be heard before the Committee, finding that, in the good faith opinion of such Committee, the Executive was guilty of conduct set





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         forth above in clause (A) or (B) of the first sentence of this subsection (ii) and specifying the particulars in detail.

                 (iii) Without Cause. The Company or a Subsidiary may terminate the employment of the Executive without Cause during a Protection Period only by giving the Executive written notice of termination to that effect. In that event, the Executive's employment shall terminate on the last day of the month in which such notice is given (or such later date as may be specified in such notice).

                 (iv) Good Reason. Termination of employment by the Executive for "Good Reason" shall mean termination within a Protection
         Period:

                          (A) if there has occurred a reduction by the Company or a Subsidiary in the Executive's base salary in effect immediately before the beginning of the Protection Period or as increased from time to time thereafter;

                          (B) if the Company or a Subsidiary, without the Executive's written consent, has required the Executive to be relocated anywhere in excess of thirty-five (35) miles from his or her office location immediately before the beginning of the Protection Period, except for required travel on the business of the Company or a Subsidiary to an extent substantially consistent with the Executive's business travel obligations immediately before the beginning of the Protection Period;





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                          (C)     if there has occurred a failure by the
                 Company or a Subsidiary to maintain plans providing benefits substantially the same as those provided by any benefit or compensation plan, retirement or pension plan, stock option plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating immediately before the beginning of the Protection Period, or if the Company or a Subsidiary has taken any action which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately before the beginning of the Protection Period, or if the Company or a Subsidiary has failed to provide the Executive with the number of paid vacation days to which he or she would be entitled in accordance with the applicable vacation policy of the Company or Subsidiary as in effect immediately before the beginning of the Protection Period;

                          (D) if the Company or a Subsidiary has reduced in any manner which the Executive reasonably considers important the Executive's title, job authorities or responsibilities immediately before the beginning of the Protection Period;

                          (E) if the Company has failed to obtain the assumption of the obligations contained in this Agreement by any successor as contemplated in Section 7(ii) hereof; or





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                          (F) if there occurs any purported termination of the
                 Executive's employment by the Company or a Subsidiary which is not effected pursuant to a written notice of termination as described in subsection (ii) or (iii) above; and for purposes of this Agreement, no such purported termination shall be effective.

                          The Executive shall exercise his or her right to terminate his or her employment for Good Reason by giving the Company a written notice of termination specifying in reasonable detail the circumstances constituting such Good Reason. However, the Company shall have 30 days to "cure" such that the circumstances constituting such Good Reason are eliminated. The Executive's employment shall terminate at the end of such 30-day period only if the Company has failed to cure such circumstances constituting the Good Reason.

                 A termination of employment by the Executive within a Protection Period shall be for Good Reason if one of the occurrences specified in this subsection (iv) shall have occurred (and subject to the cure provision of the immediately preceding paragraph), notwithstanding that the Executive may have other reasons for terminating employment, including employment by another employer which the Executive desires to accept.

                 (v) Transfers; Sale of Subsidiary. A transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, or between Subsidiaries shall not be considered a termination of employment for purposes of this Agreement. If





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         the Company's ownership of a corporation is reduced so as to cause such corporation to cease to be a "Subsidiary" as defined in Section 1(ii) of this Agreement and the Executive continues in employment with such corporation, the Executive shall not be considered to have terminated employment for purposes of this Agreement and the Executive shall have no right to any benefits pursuant to this Section 3 unless
         (a) a Change in Control occurred prior to such reduction in ownership and (b) the Executive's employment terminates within the Protection Period beginning on the date of such Change in Control under circumstances that would have entitled the Executive to benefits if such corporation were still a Subsidiary.

                 3. Benefits Upon Termination Within Protection Period. If, within a Protection Period, the Executive's employment by the Company or a Subsidiary shall terminate other than (a) because of his or her death, (b) because of a Disability, (c) by the Company for Cause, or (d) by the Executive other than for Good Reason, the Executive shall be entitled to the benefits provided for below:

                 (i) The Company or a Subsidiary shall pay to the Executive through the date of the Executive's termination of employment salary at the rate then in effect, together with salary in lieu of vacation accrued to the date on which his or her employment terminates, in accordance with the standard payroll practices of the Company or Subsidiary. The Company or Subsidiary shall also pay to the Executive any bonus relating to the year or portion thereof ending on the date of his or her termination,





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         calculated based on the assumption that the highest possible target was achieved, prorated for such year or portion thereof.

                 (ii) The Company shall pay the Executive as a severance payment an amount equal to three times the sum of (A) his or her highest annual salary in effect during any period of 12 consecutive months within the 36 months immediately preceding his or her date of termination of employment, and (B) the highest annual bonus awarded to the Executive under the Company's Annual Incentive Program or a similar bonus plan of a Subsidiary (or a successor to any such bonus plan) in respect of any of 3 calendar years immediately preceding the calendar year in which his or her date of termination of employment falls. Such severance payment shall be paid in a lump sum within 10 business days after the date of such termination of employment.

                 (iii) During the period of 36 months beginning on the date of the Executive's termination of employment (the "Benefit Period"), the Executive shall be deemed to remain an employee of the Company or the applicable Subsidiary for purposes of the applicable medical and insurance plans of the Company (including any life insurance plan) and its Subsidiaries (but excluding any disability, business travel, or spending account plans), and shall be entitled to receive the benefits available to employees thereunder, provided that continued participation is possible under applicable law and the terms of such plan or program, and provided, further, that if the Executive would qualify for retiree benefits during the Benefit Period under the applicable medical or insurance





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         plan without regard to this Agreement, the Executive shall instead be entitled to receive the benefits available to retirees in accordance with the terms of such plan. In the event that the Executive's participation in any such benefit plan or program is barred, the Company shall arrange to provide the Executive with substantially similar benefits or the after-tax cash equivalent. However, to the extent the Executive receives substantially the same benefit as one or more of the benefits described above in this subsection (iii) pursuant to other employment, the Company's obligation to provide such benefit (or after-tax cash equivalent) shall cease during the time that the Executive is receiving such benefit from other employment.

                 (iv) The Company shall supplement the benefits payable under the Company's Cash Balance Plan for Salaried Employees or any successor plan and the Company's Supplemental Executive Retirement Plan or any successor plan (each determined without regard to this Section 3) by providing to the Executive the additional benefits that the Executive would have been entitled to receive if he or she had remained in the employment of the Company during the Benefit Period earning compensation at the rate in effect on the date his or her employment terminates. The supplemental benefits pursuant to this subsection (iv) shall be paid in a lump sum within 10 business days after the date of such termination of employment.

                 (v) Any restricted stock or other stock-based awards granted to the Executive pursuant to the Company's 1998 Stock Incentive Plan (the "Incentive Plan") that are not





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

         vested shall vest on the date of his or her termination. The Executive's beneficiary with respect to such benefits shall be the same person or persons as determined under the respective plan.

                 (vi) During the period of one year beginning on the date of the Executive's termination of employment, the Company shall provide the Executive with executive-level out placement services.

                 (vii) During the period of three months beginning on the date of the Executive's termination of employment, the Company shall pay the Executive the same level of personal allowances (such as club dues and automobile expenses) as the Executive received immediately prior to his or her termination of employment.

                 (viii) The Executive shall be entitled to all payments and benefits provided for by or pursuant to this Section 3 whether or not he or she seeks or obtains other employment, except as provided in subsection (iii).

                 4.       Parachute Payments.

                 If any payment or benefit received by or in respect of the Executive under this Agreement or any other plan, arrangement or agreement with the Company or any of its Subsidiaries, including without limitation any payment or benefit under the Incentive Plan and





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any predecessor or successor thereto (determined without regard to any additional payments required under this Section 4 and Appendix A) (a "Payment") would be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive with respect to such Payment at the time specified in Appendix A an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive from the Payment and the Gross-up Payment, after reduction for any Excise Tax upon the Payment and any Federal, state and local income tax and Excise Tax upon the Gross-up Payment, shall be equal to the Payment. The calculation and payment of the Gross-up Payment shall be subject to the provisions of Appendix A. The Executive shall be entitled to Gross-up Payments pursuant to this Section 4 irrespective of whether the Executive has satisfied the conditions for receiving benefits pursuant to Section 3 of this Agreement.

                 5.       No Other Severance Benefits;
                          Right to Other Plan Benefits.


                 In the event of termination of the Executive's employment within a Protection Period under circumstances entitling the Executive to benefits hereunder, the Executive shall not be entitled to any other severance benefits except those provided by or pursuant to this Agreement, and the Executive hereby waives any claim against the Company or any of its Subsidiaries or affiliates for any additional severance benefits to which he or she might otherwise be entitled. Except as provided in the preceding sentence, nothing in this Agreement shall be construed as limiting in any way any rights or benefits that the Executive may have pursuant to





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the terms of any other plan, program or arrangement maintained by the Company or any of its Subsidiaries or affiliates.

                 6.       Termination of Employment Agreements.

                 Any and all Employment Agreements entered into between the Company or any of its Subsidiaries and the Executive prior to the date of this Agreement are hereby terminated.

                 7.       Termination and Amendment; Successors; Binding
                          Agreement.

                 (i) This Agreement shall terminate on the close of business on the date preceding the third anniversary of the date of this Agreement; provided, however, that commencing on the third anniversary of the date of this Agreement and each anniversary of the date of this Agreement thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 60 days prior to such anniversary date, the Company or the Executive shall have given notice to the other party, in accordance with Section 8, that this Agreement shall not be extended. This Agreement may be amended only by an instrument in writing signed by the Company and the Executive. The Company expressly acknowledges that, during the term of this Agreement, the Executive shall have a binding and irrevocable right to the benefits set forth hereunder in the event of his or her termination of employment during a Protection Period to the extent provided in Section 2. Any purported amendment or termination of this Agreement by the





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         Company, other than pursuant to the terms of this Section 7(i), shall be ineffective, and the Executive shall not lose any right hereunder by failing to contest such a purported amendment or termination.

                 (ii) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to honor this Agreement in the same manner and to the same extent that the Company would be required to so honor if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a violation of this Agreement and shall entitle the Executive to benefits from the Company or such successor in the same amount and on the same terms as the Executive would be entitled hereunder if he or she terminated his or her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination of employment. As used in this subsection (ii), "Company" shall mean the Company hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this subsection
         (ii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. The Company shall promptly notify the Executive of any succession by purchase, merger, consolidation or otherwise to all or substantially all the business and/or assets of the Company and shall state whether or not





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         the successor has executed the agreement required by this subsection
         (ii) and, if so, shall make a copy of such agreement available to the Executive.

                 (iii) This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and shall be enforceable by, the Executive and the Executive's legal representatives. If the Executive should die while any amounts remain payable to him or her hereunder, all such amounts shall be paid to his or her designated beneficiary or, if there be no such beneficiary, to his or her estate.

                 (iv) The Company expressly acknowledges and agrees that the Executive shall have a contractual right to the benefits provided hereunder, and the Company expressly waives any ability, if possible, to deny liability for any breach of its contractual commitment hereunder upon the grounds of lack of consideration, accord and satisfaction or any other defense. If any dispute arises after a Change in Control as to whether the Executive is entitled to benefits under this Agreement, there shall be a presumption that the Executive is entitled to such benefits and the burden of proving otherwise shall be on the Company.

                 (v) The Company's obligation to provide the benefits set forth in this Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, or other right which the Company or any Subsidiary may have against the Executive or





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         anyone else.  All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company or any Subsidiary shall be final, and neither the Company nor any Subsidiary will seek to recover all or any portion of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatsoever.

                 8. Notice. All notices of termination and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

                 If to the Executive:

                          ----------------------------

                          ----------------------------

                          ----------------------------


                 If to the Company:

                          Corn Products International, Inc.
                          Moffett Technical Center
                          6500 Archer Road/ Box 345
                          Summit-Argo, Illinois 60501-0345

                                  Attention:  Vice President - Human Resources

or to such other address as either party may have furnished to the other in writing in accordance herewith.





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                 9.       Miscellaneous.  No provision of this Agreement may be
waived or modified unless such waiver or modification is in writing and signed by the Executive and the Company's Chief Executive Officer or such other officer as may be designated by the Board. No waiver by either party of any breach by the other party of, or compliance with, any provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions at the same or any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois, without regard to its principles of conflict of laws, and by applicable laws of the United States.

                 10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, which shall remain in full force and effect.

                 11. Legal Expenses; Dispute Resolution; Arbitration; Pre-Judgment Interest.

                 (i) The Company shall promptly pay all legal fees and related expenses incurred by the Executive in seeking to obtain or enforce any right or benefit under this Agreement (including all fees and expenses, if any, incurred in seeking advice in connection therewith).

                 (ii) If any dispute or controversy arises under or in connection with this Agreement, including without limitation any claim under any Federal, state or local law,





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         rule, decision or order relating to employment or the fact or manner of its termination, the Company and the Executive shall attempt to resolve such dispute or controversy through good faith negotiations.

                 (iii) If such parties fail to resolve such dispute or controversy within ninety days, such dispute or controversy shall, if the Executive so elects, be settled by arbitration, conducted before a panel of three arbitrators in Chicago, Illinois in accordance with the applicable rules and procedures of the Center for Public Resources then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be final and binding on the parties. Costs of any arbitration, including, without limitation, reasonable attorneys' fees of both parties, shall be borne by the Company.

                 (iv) If such parties fail to resolve such dispute or controversy within ninety days and the Executive does not elect arbitration, legal proceedings may be instituted, in which event the Company shall be required to pay the Executive's legal fees and related expenses to the extent set forth in subsection (i) above.

                 (v) Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled, including medical and life insurance





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

         benefits, other than those specifically at issue in the arbitration or court proceeding and excluding long term disability benefits.

                 (vi) If the Executive is awarded amounts pursuant to arbitration or court proceeding, the Company shall also pay pre-judgment interest on such amounts calculated at the Prime Rate (as defined below) in effect on the date of such payment. For purposes of this Agreement, the term "Prime Rate" shall mean the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter.

                                   * * * * *

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        CORN PRODUCTS INTERNATIONAL, INC.



                                        By:
                                           ---------------------------

                                        EXECUTIVE



                                        ------------------------------




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                                   Appendix A

                               Gross-up Payments

                 The following provisions shall be applicable with respect to the Gross-up Payments described in Section 4:

                 (a) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, (a) all of the Payments received or to be received shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of tax counsel selected by the Executive and reasonably acceptable to the Company, the Payments (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or excess parachute payments (as determined after application of Section 280G(b)(4)(B) of the Code), and (b) the value of any non-cash benefits or any deferred payment or benefit shall be determined by independent auditors selected by the Executive and reasonably acceptable to the Company in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-up Payment the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation to which such payment could be subject based upon the state and locality of the Executive's residence or employment, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and Federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a Federal and state and local income tax deduction), plus interest on the amount of such repayment at the Federal short-term rate as defined in Section 1274(d)(1)(C)(i) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payments the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest, penalties or additions payable with respect to such excess) at the time that the amount of such excess is finally determined. Notwithstanding the foregoing, the Company shall withhold from any payment due to the Executive the amount required by law to be so withheld under Federal, state or local wage withholding requirements or otherwise, and shall pay over to the appropriate government authorities the amount so withheld.

                 (b) The Gross-up Payment with respect to a Payment shall be paid not later than the thirtieth day following the date of the Payment; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such date an estimate, as determined in good faith by the Company, of the amount of such payments and shall pay the remainder of such payments (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code). At the time that payments are made under Section 4 and this Appendix A, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                 (c) The Company shall promptly pay the fees and related expenses of any tax counsel and auditors selected by the Executive to provide services in connection with this Appendix A.